IMPORTANT: EXCHANGE OFFER EXPIRES 6:00 P.M. DENVER,
COLORADO TIME ON , l997 UNLESS EXTENDED LETTER OF
TRANSMITTAL TO ACCOMPANY COMMON STOCK PURCHASE WARRANTS AND
CASH
                   TENDERED PURSUANT TO THE EXCHANGE OFFER

                              OF CEL SCI CORPORATION

                               The Warrant

                       Agent: AMERICAN

                       SECURITIES

TRANSFER, INC.

         By Mail:             By Facsimile:
By Hand:
      938 Quail Street
938 Quail Street
      Suite l0l
Suite l0l
Lakewood, Colorado 802l5

Lakewood,

Colorado 802l5

Wire transfer instructions:


         The instructions accompanying this
Letter of Transmittal should be read
carefully before this Letter of Transmittal is completed. The undersigned hereby tenders to CEL-SCI Corporation, a (the "Company"),
Common Stock Purchase Warrants (the
"Warrants"), together with payment in the amount of $6.00 for every five Warrants tendered in exchange for (i) one share of the Company's Common Stock, and (ii) one Series A
Warrant. Such Warrants and cash are tendered in accordance with the terms and conditions of the Exchange Offer as set forth in the Company's Prospectus dated
, l997

         Every five Warrants tendered
pursuant to the Exchange Offer must be
accompanied by payment in the amount of
$6.00.  Payment may be made to the Warrant
Agent by cash, wire transfer, bank cashier's check, postal money order or personal check.
In the case of payment by personal check, the shares of common stock and Series A Warrants will not be issued to the tendering
Warrantholder until the check has cleared the Warrantholder's bank.
 The name and address of the registered
                    owner(s) have been
printed below exactly as they appear on the certificate(s) representing Warrants tendered hereby. The certificate(s) and the number of Warrants that the undersigned wishes to tender are indicated in the appropriate boxes.

         The undersigned represents that he
or she has full authority to sell and to
transfer the tendered Warrants and that the
Company will acquire good title thereto free
and clear of all liens, claims and
encumbrances.  The undersigned will, upon
request, execute any additional documents
necessary to complete the sale and transfer
of the tendered Warrants. All authority
conferred or agreed to be conferred in this
Letter of Transmittal shall be binding upon
the successors, assigns, heirs, executors,
administrators and legal representatives of
the undersigned and shall not be affected by
and shall survive the death or incapacity of
the undersigned.
       The undersigned hereby irrevocaby
constitutes the Warrant Agent as attorney
with full power of substitution to deliver
the tendered Warrants and the required
payment together with all accompanying
evidences of authority to or upon the order
of the Company and to cause the tendered
Warrants to be cancelled on the books of the
Company.
         Please issue and deliver the
         certificates for the shares of
Common Stock and Series A Warrants to the
undersigned at the address specified below
unless otherwise indicated under Special
Instructions.
                                      DESCRIPTI
                                      ON
                                      OF WARRANTS
                                      TENDERED
                                                  C
                                                  e
                                                  r
                                                  t
                                                  i
                                                  f
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                                                  N
                                                  u
                                                  m
                                                  b
                                                  e
                                                  r
                                                  o
                                                  f
                                  Warrant
                                  Warrants
Number
of
Print Name and Address of       Certificate
Represented By
Warrants

Registered Owner(s)
                        Number        Certificate
Tendered




                                  SIGN HERE
                        Signature(s) of
Warrantholder(s)

Signature Guaranteed:

    Necessary only in cases specified in
Instruction l. The signature(s) must be
guaranteed by an elgible guarantor institution
(Banks, Stockbrokers, Savings and Loan
Associations and Credit Unions with membership in an approved signature guarantee
Medallion Program) pursuant to S.E.C.
Rule 17Ad-15.


Must be signed by registered holder(s)
                exactly as name(s)
                appear(s)
on warrant certificate(s) or by person
authorized to become registered
holder(s) by certificates
and documents transmitted. If signature is

by executor, administrator, trustee,

guardian, attorney, agent or other

person acting in a fiduciary or

representative capacity, please set

forth full title. See Instructions.

Dated:

Name(s):

















(Please Print)

Capacity:

Address:

































(Include Zip Code)

Telephone Number:

(Include Area Code)

Tax Identification or Social Security
No.:


SPECIAL INSTRUCTIONS
         To be completed ONLY if

certificates for the shares of Common

Stock and Series A Warrants are to be

issued in the name of and sent to someone

other than the undersigned. Issue

Certificates To: Name:

(Please Print)

Address:

                              (Include

Zipe

Code) Telephone No.:
Tax Identification or Social Security
No.:




GUARANTEE OF DELIVERY
Use Only if Certificates Are Not Tendered

                              with this

                              Letter of

                              Transmittal

                              (See

                              Instruction

                              2)

The undersigned:

    A member of a national securities

exchange

          A member of the NASD
         A commercial bank or trust
         company having an office in the
         United States guarantees that
         the Warrants indicated in the
         box on page l as tendered are
         held for its own account, or for
         the account(s) of others who
         have authorized this tender, and
         guarantees to deliver to the
         Warrant Agent in proper form for
         transfer, certificates for the
         Warrants tendered by this Letter
         of Transmittal within three (3)
         business days after expiration
         of the Exchange Offer and
         confirms that the tender of such
         Warrants is in compliance with
         Rule l4e4 promulgated under the
         Securities Exchange act of l934.
Firm Name:

Address:

















Authorized Signature:

Area Code and Telephone Number:
Date:




INSTRUCTIONS
         Forming Part of the Terms and
         Conditions of the Exchange Offer
         l. Delivery of Letter of
         Transmittal and Certificates;
Signature Guarantees.  Tenders made by
means of this Letter of Transmittal, or a facsimile thereof, signed by the registered holder(s) or the persons(s) authorized to become a registered holder of the tendered Warrants, must be received by the Warrant Agent prior to 6:00 P.M., Denver, Colorado time, on
, 1997 (the "Expiration Date"), unless
the Offer is extended.  If Warrants are
tendered by a registered holder who has
completed the box entitled "Special
Instructions," signatures on the Letter
of Transmittal must be guaranteed by an
elgible guarantor institution (Banks,
Stockbrokers, Savings and Loan
Associations and Credit Unions with
membership in an approved signature
guarantee Medallion Program), pursuant to
S.E.C. Rule 17Ad-15, unless tendered on
behalf of such member, commercial bank or trust company. If certificates are registered in the name of a person other than the signer of the Letter of Transmittal, the certificate(s) must be duly endorsed, or accompanied by appropriate powers signed, by the registered holder with the signature endorsement or appropriate power guaranteed thereon and on the Letter of Transmittal as provided above. If the Letter of Transmittal is executed by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or a representative capacity, proper documentary evidence must be furnished of the authority of the person executing the same. If the tendered certificates are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.
Questions regarding such evidence of
authority may be referred to the Warrant
Agent.
         2.   Guarantee of Delivery.
Prior to the Expiration Date, tenders may be made without the concurrent deposit of warrant certificates if such tenders are made by or through members of a national securites exchange or the NASD or by commercial banks or trust companies having an office in the United
States (an "Eligible Institution") and
are accompanied by the applicable
payment.  In such cases, the Letter of
Transmittal and the applicable payment
must be received prior to the Expiration
Date by the Warrant Agent and the
Guarantee of delivery contained in the
Letter of Transmittal must be executed by such Eligible Institution. In addition, the certificates tendered thereby must be received by the Warrant Agent no later than three (3) business days after the Expiration Date.
         The Company expressly reserves
the right to extend the Expiration Date
by giving oral or written notice of such extension to the Warrant Agent and by causing written notice of such extension to be mailed to all Warrant holders of record, and to be published in The Wall
Street Journal, the New York Times or
other newspapers of national circulation selected by the Company.
         If a Warrantholder desires to
tender Warrants pursuant to the Offer and time will not permit his or her Letter of Transmittal to reach the Warrant Agent prior to the Expiration Date, his or her tender may be effected if, prior to the Expiration
Date, the Warrant Agent has received the applicable payment and a telegram or letter from an Eligible Institution setting forth the name of the Warrantholder, the number of Warrants tendered and a statement that the tender is being made thereby and guaranteeing that the warrant certificates, together with the Letter of Transmittal, and any other required documents, will be received by the Warrant Agent no later than three (3) business days after the Expiration Date and representing that the Warrantholder on whose behalf the tender is being made is deemed to own the Warrants being tendered within the meaning of Rule l4e-4 promulgated under the Securities Exchange Act of l934, as amended.
     The exchange, in any event, for
         Warrants
tendered pursuant to the Offer will be
made only after the timely receipt by the Warrant Agent of certificates and payment therefor, and any other required documents.
         3.   Partial Tenders.  If fewer
than all
the Warrants evidenced by
any certificate submitted are to be
tendered, fill in the Number of Warrants which are to be tendered in the box entitled "Number of Warrants Tendered."
A new certificate for the remainder of
the Warrants which were evidenced by your old certificate(s) will be sent to you, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the expiration of the Offer. All Warrants represented by certificates listed are deemed to have been tendered unless otherwise indicated.
4.   Methods of Delivery of Letter of
                       Transmittal and
Certificates.
The method of delivery of this Letter of Transmittal, the warrant certificates, cash payment and any other required documents is at the option and risk of the Warrantholder, but, except as otherwise provided in Instruction 2 above, the delivery will be deemed made only when actually received by the Warrant Agent. If such delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.
     5.   Payments.  The applicable
payments to accompany the
Warrants
tendered may be made by cash, wire
transfer, bank cashier's check, personal check, or postal money order or personal check, payable in United States dollars to the order of American Securities
Transfer, Inc., as Warrant Agent for CEL-
SCI Corporation.  If payment is made by
personal check the shares of common stock and Series A Warrants will not be issued to the tendering Warrantholder until the check has cleared the
Warrantholder's bank.
      6.   No Conditional Tenders.  No
alternative, conditional,
irregular
or contingent tenders will be accepted.

         7.   Multiple Registrations.  If
a Warrantholder's Warrants are registered differently on several certificates, it will be necessary for the Warrant holder to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Warrants.

         8.   Inadequate Space.  If the
space provided on page l of this
Letter of Transmittal is inadequate, the certificate numbers and number of
Warrants should be listed on a separate
signed schedule attached to this
document.

         9.   Withdrawal Rights.  Tenders
of Warrants and payments may
be
withdrawn at any time prior to the
termination of this Offering, and if not yet accepted for exchange after
, l997 (40 business days
after the commencement of this Offering).
       For withdrawal to be effective, a
written, or facsimile transmission notice of withdrawal must be timely received by the Warrant Agent at the address as set forth above. Such notice of withdrawal must set forth the name of the tendering
Warrantholder, the name of the registered holder if different from that of the Warrantholder, the number of Warrants
(and, if available, the certificate
numbers) and the amount of the payment to be withdrawn. All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by the Company, whose determination shall be final and binding. All Warrants and payments withdrawn in the manner specified above will not be considered to have been duly tendered.
         l0.  Odd-Lot Tenders. Warrants
may be tendered in amounts other than
multiples of 100.
       11.  Waiver of Conditions.  The
Company reserves the absolute right to
waive any of the specified conditions in the Offer in the case of any Warrants tendered.
         l2.  Requests for Assistance or
Additional Copies.  Questions and
requests for assistance or additional
copies of the Prospectus and the Letter
of Transmittal may be directed to the
Warrant Agent or to the Company as set
forth below:
             Warrant Agent:
                Company:

American Securities Transfer, Inc. CEL-
SCI Corporation
   938 Quail Street, Suite l0l
   66 Canal Center Plaza, Suite 510
   Lakewood, Colorado 802l5
   Alexandria, Virginia
22314 Telephone: (303) 234-5300


Telephone: (703) 5495293 Telecopy:  (303)


234 5340


 Telecopy:  (703) 549-6269


2800D:34-41












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